EXHIBIT 24

                                POWER OF ATTORNEY


KNOWN ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of IA Global, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Alan Margerison and Mark E. Scott, or any of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, for him or her and in his or her name, place and stead, to sign and file under the Securities Act of 1933 a Registration Statement on Form S-8 relating to the registration for sale of the Company's common stock, par value $.01 per share, to be issued pursuant to the IA Global, Inc. 1999 Stock Option Plan, and IA Global, Inc. 2000 Stock Option Plan, and any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining to such registration, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.


IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.

Dated: June 21, 2004

    /s Alan Margerison                              /s/ Raymond Christinson
    Alan Margerison                                 Raymond Christinson
    Chief Executive Officer and Director            Director


    /s/ Mark E. Scott                               /s/ Eric La Cara
    Mark E. Scott                                   Eric La Cara
    Chief Financial Officer and Director            Director


    /s/ Jun Kumamoto
    Jun Kumamoto
    Director